EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Monte Rosa Therapeutics, Inc.

EXECUTED this 6th day of July, 2026.

NEW ENTERPRISE ASSOCIATES 17, L.P.

By:	NEA PARTNERS 17, L.P. General Partner

By:	NEA 17 GP, LLC General Partner

  By:                             *

 Anthony A. Florence, Jr.

  Co-Chief Executive Officer

  By:                             *

 Mohamad H. Makhzoumi

 Co-Chief Executive Officer

NEA PARTNERS 17, L.P.

By:	NEA 17 GP, LLC General Partner

  By:                             *

 Anthony A. Florence, Jr.

  Co-Chief Executive Officer

  By:                             *

 Mohamad H. Makhzoumi

 Co-Chief Executive Officer

NEA 17 GP, LLC

  By:                             *

   Anthony A. Florence, Jr.

   Co-Chief Executive Officer

  By:                             *

   Mohamad H. Makhzoumi

   Co-Chief Executive Officer

                 *

Anthony A. Florence, Jr.

                 *

Mohamad H. Makhzoumi

                 *

Scott D. Sandell

                 *

Forest Baskett

                 *

Ali Behbahani

                 *

Carmen Chang

                 *

Edward T. Mathers

                 *

Paul Walker

                 *

Rick Yang

 */s/ Zachary Bambach

Zachary Bambach

As attorney-in-fact

This Agreement relating to Schedule 13D was executed by Zachary Bambach on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which is attached hereto as Exhibit 3.